Exhibit 99.1

Marker Therapeutics Announces Opening of New cGMP Manufacturing Facility

Facility is now available to manufacture study drug, MT-401, for Marker’s Phase 2 AML trial

Houston, TX—July 28, 2021—Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced that the Company’s new cGMP manufacturing facility in Houston, TX, located near the George Bush Intercontinental Airport, is fully operational. The facility will manufacture Marker’s MultiTAA-specific T cell products for the Company’s Phase 2 acute myeloid leukemia (AML) trial as well as future hematological and solid tumor trials, in addition to producing the potential commercial supply of any approved products.

“We are excited to open Marker’s new in-house cGMP manufacturing facility and potentially bring our therapies to the affected patient communities,” said Anthony H. Kim, Chief Financial Officer of Marker Therapeutics. “Cell therapy manufacturing is a complex science and is a competitive advantage for Marker. Building our own cGMP manufacturing facility was a strategic goal for Marker to ensure broad access to our therapies while reducing overall manufacturing costs.”

The Company employed modular processes to build its cGMP manufacturing facility at its 48,500 square foot location. Currently, about a third of the square footage is being utilized and is dedicated to support the Company’s Phase 2 AML trial, which is expected to enroll 160 patients. Additional clean rooms may be added using the cost-effective and scalable modular processes for the manufacturing of other MultiTAA-specific T cell products in future clinical trials.

About Marker Therapeutics, Inc.

Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cell therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

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Forward-Looking Statements

This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our non-engineered multi-tumor antigen specific T cell therapies; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; the potential commercialization of our current and future product candidates; our manufacturing processes and the cost thereof; and our ability to use our cGMP manufacturing facility to support clinical and commercial demand. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its impact on our business and the global economy. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investors

Solebury Trout

Xuan Yang

(646) 378-2975

xyang@soleburytrout.com

Media

Solebury Trout

Amy Bonanno

(914) 450-0349

abonanno@soleburytrout.com

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